Exhibit 99.3

Morningstar and Ibbotson:

Acquisition Fact Sheet

On December 12, 2005, Morningstar, Inc., a leading provider of independent investment research, announced its plans to acquire Ibbotson Associates, a leading provider of asset allocation services.

Transaction Details:

All-cash transaction, $83 million in cash, subject to adjustments for working capital and certain make-whole payments. In addition, Morningstar anticipates realizing approximately $10 million in cash tax benefits related to payment for the cancellation of Ibbotson’s stock options.

Expected Closing:

First quarter of 2006, subject to customary closing conditions.

Key Benefits of Combined Company:

Ibbotson’s expertise in asset allocation and Morningstar’s expertise in security selection and fundamental research is a powerful combination. The acquisition will:

•                  Create a stronger investment consulting business both in size and range of services.

•                  Make Morningstar one of the largest providers of managed retirement accounts in the industry.

•                  Further Morningstar’s goal of continuing to develop its investment management business.

•                  Provide opportunities to expand Ibbotson’s asset allocation software and services through Morningstar’s existing global platform.

•                  Add asset allocation, forecasting, and optimization software that complements Morningstar Advisor Workstation.

•                  Enhance Morningstar’s security-specific data.

Morningstar Business Model	Ibbotson will add capabilities that complement our current business

Fixed Investments: Databases	Capital Markets Database

Core Skills	Asset Allocation Expertise

Leveraged by: Media	Print, Software, Internet and Services

Audience	Advisors and Institutions

Geography	Existing presence in Japan and opportunities to expand in other non-U.S. markets

Morningstar’s business model is based on leveraging fixed investments in databases and core skills by selling a wide variety of products via multiple media to three key market segments around the world. The acquisition will expand Morningstar’s capabilities and services in several strategic areas.

	Morningstar		Ibbotson

Customers Served Worldwide	Individuals	4+ million	Advisors	70,000
approximate numbers as of December 31, 2004	Advisors Institutions	140,000+ 500+	Institutions	700

Key Businesses and Products	Individual Investors:		Financial Advisors:
	Morningstar.com®		Portfolio Strategist®
	Morningstar® Independent Equity Research		Financial communications
Stocks, Bonds, Bills, and Inflation Yearbook®
	Financial Advisors:		Web-based and live asset allocation training
Morningstar® Advisor WorkstationSM
	Morningstar® Principia®		Institutions:
	Morningstar® Managed PortfoliosSM		iPlan® Software
EnCorr® Software
	Institutions:		Web-based planning components
	Morningstar DirectSM		Retirement plan advisory services
	Morningstar® Investment Consulting		Lifetime income services
	Morningstar® Retirement ManagerSM		Customized financial presentation materials
	Morningstar® Licensed Data		Commissioned research projects
Agency Ibbotson
Investment management services

Assets Under Management	Managed Retirement Accounts		Managed Retirement Accounts
as of September 30, 2005	$225.9 million		$3.5 billion

Morningstar Managed Portfolios
$1.3 billion

Approximate Number of Employees Worldwide	1,120		150
as of September 30, 2005

Executive Management Team	Joe Mansueto, Chairman, CEO, Founder		Professor Roger Ibbotson, Founder
	Tao Huang, COO		Mike Henkel, President
Martha Dustin Boudos, CFO

Headquarters	225 West Wacker Drive		225 North Michigan Ave, Suite 700
	Chicago, IL 60606		Chicago, IL 60601

Ibbotson Associates, Inc.

and Subsidiaries

	Year ended June 30
Key Financial Metrics ($000)	2005	2004
Revenue	$37,218	$28,349
Operating expense	38,564	29,387
Operating loss	$(1,346)	$(1,038)

Cash provided by operating activities	$6,361	$1,588
Capital expenditures	(616)	(409)
Free cash flow	$5,745	$1,179

Cash used for investing activities	$(613)	$(183)
Cash used for financing activities	$(1,244)	$(1,138)

Operating income before stock-based compensation expense
Operating loss	$(1,346)	$(1,038)
Add back: stock-based compensation expense	4,173	2,609
Operating income before stock-based compensation expense	$2,827	$1,571

Non-GAAP Financial Measures

Note: Free cash flow and operating income before stock-based compensation expense are defined as non-GAAP financial measures by the Securities and Exchange Commission. We are presenting free cash flow solely as supplemental disclosure to help investors understand the amount of cash that has been available to Ibbotson after it has spent money to evaluate the performance of its business. Free cash flow should not be considered an alternative to any measure of performance as promulgated under GAAP (such as cash provided by (used for) operating, investing, and financing activities), nor should this data be considered an indicator of Ibbotson’s overall financial performance or liquidity. Also, the free cash flow definition used by Ibbotson may not be comparable to similarly titled measures reported by other companies.

We have presented Ibbotson’s operating income before stock-based compensation expense solely as supplemental disclosure to help investors better understand the performance of Ibbotson’s business, to enhance comparison of Ibbotson’s performance from period to period, and to allow better comparison of Ibbotson’s performance with that of its competitors. Operating income before stock-based compensation expense should not be considered an alternative to any measure of performance as promulgated under GAAP (such as operating income), nor should this data be considered an indicator of Ibbotson’s overall financial performance or liquidity. Also, the calculations of operating income before stock-based compensation expense used here may not be comparable to similarly titled measures reported by other companies.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This fact sheet contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in Morningstar’s filings with the Securities and Exchange Commission, including Morningstar’s Prospectus filed on May 4, 2005. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this fact sheet reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.